Exhibit 5.1

DLA Piper LLP (US) 555 Mission St. #2400 San Francisco, California 94105 www.dlapiper.com

May 10, 2021

GigInternational1, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attn: Dr. Raluca Dinu

Ladies and Gentlemen:

We have acted as counsel to GigInternational1, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of up to 20,000,000 units of the Company, or 23,000,000 units of the Company if the underwriters’ over-allotment option provided for in the form of underwriting agreement between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement (as defined below) is fully exercised (collectively the “Public Units”), with each Public Unit consisting of one share of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company, and one-half of one redeemable warrant to purchase one share of Common Stock (“Public Warrant”) pursuant to a Registration Statement on Form S-1 (File No. 333-255234) initially filed by the Company with the Commission on April 15, 2021 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the Bylaws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iii) the Registration Statement; (iv) the Underwriting Agreement; (v) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the Specimen Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; and (viii) the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”). With respect to our examination of such documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as reproduced or certified copies, and the authenticity and completeness of the originals of those latter documents. We have also assumed that (i) upon sale and delivery of the Public Units, the Common Stock, and the Public Warrants, the certificates representing such Public Units, the Common Stock, and the Public Warrants will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar, and (ii) at the time of execution, countersigning, issuance, and delivery of the Public Units and the Public Warrants, the Warrant Agreement will be a valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms. We have also assumed that the Warrant Agent has the power and authority and the due authorization (corporate, trust, partnership or other) to enter into and perform all its obligations under the Warrant Agreement. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon representations of certain officers of the Company. We have further assumed that each of the documents identified in clauses (i) through (viii) above will be entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act:

1. Public Units. The Public Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by the Warrant Agent, as transfer agent, will be validly issued, fully paid and non-assessable, and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. Common Stock. The shares of Common Stock that are part of the Public Units, when the Public Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3. Public Warrants. The Public Warrants that are part of the Public Units, when the Public Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Public Warrants by the Warrant Agent, will be validly issued, fully paid and non-assessable, and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Public Units and the Public Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. The opinions in regard to enforceability matters expressed in paragraphs 1 and 3 of this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law). The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction. We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)